                                                           Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE

Contacts:   Joseph F. Pesce, CFO                 Jon Siegal, Associate
            CRA Managed Care, Inc.               Ronald Trahan Associates, Inc.
            617-367-2163, Ext. 142               617-332-0101, Ext. 15

                          CRA Managed Care, Inc. announces
                        second-quarter 1997 financial results

         Revenues up 37%; operating income increases 45%; net income rises
                       41% over the second quarter last year

BOSTON, July 22, 1997 -- CRA Managed Care, Inc. (NASDAQ: CRAA) today announced that revenues for the second quarter ended June 30, 1997, increased 37 percent to $61.1 million, compared with revenues of $44.8 million during the three months ended June 30, 1996. Operating income for the three months ended June 30, 1997, increased 45 percent to $6.3 million, compared with $4.4 million for the same period last year.

Net income for the three months ended June 30, 1997, increased 41 percent to $3.3 million, or $0.37 per share, compared with $2.4 million, or $0.29 per share, for the same period last year.

For the six months ended June 30, 1997, revenues increased 36 percent to $115.6 million, compared with revenues of $85.0 million for the same period last year. In addition, operating income increased 49 percent to $12.0 million, compared with $8.1 million, also for the same period last year. Net income increased 46 percent to $6.4 million, or $0.71 per share, compared with $4.4 million, or $0.56 per share, for the six months ended June 30, 1996.

"We were extremely pleased to see strong growth across the board for our highly diversified mix of managed care services," said Donald J. Larson, president and chief executive officer of CRA Managed Care. "We continue to benefit from two important trends in our industry: the transformation of workers' compensation to a managed care delivery system, and the increasing interest of a variety of payors in outsourcing this critically important function."

As announced in April 1997, CRA and OccuSystems Inc. have agreed to a merger that will form the nation's first fully integrated managed care company focused on workers' compensation cost containment. The new company created by this merger, Concentra Managed Care Inc., will provide preventive services, first report of injury, primary care, specialist networks, specialized cost containment services and field case management for workers' compensation as well as for the disability and automobile injury markets. In the intervening period since the merger's announcement, the companies have made significant progress in implementing certain activities, such as joint product marketing on both a local and national basis, to achieve the operating synergies envisioned by the merger. The companies note that in May, the Federal Trade Commission granted an early termination to the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and that proxy materials related to the merger are expected to be mailed to shareholders during the week of July 28, 1997. Special meetings of stockholders will be scheduled for late August, and the merger is expected to close immediately thereafter subject to the approval by the stockholders of
both companies and the satisfaction of other customary conditions.       more...


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                                                                       CRA/2

CRA Managed Care provides services designed to reduce the costs associated with workers' compensation, automobile and disability insurance claims. The Company operates one of the largest field case-management organizations in North America, consisting of 122 field case management offices with approximately 1,225 field case managers who provide medical management and return-to-work services in 49 states, the District of Columbia and Canada. The Company also owns FOCUS Healthcare Management Inc., one of the country's largest specialized PPOs focused on the workers' compensation and automobile liability marketplaces; as well as Prompt Associates Inc., a leading provider of both inpatient and outpatient bill review services to the healthcare marketplace for claims that fall outside of a payor's network of hospitals or outpatient facilities. Additionally, CRA provides a broad range of specialized cost containment services from 83 service locations -- including utilization management, telephonic case management and retrospective medical bill review services -- that are designed to reduce costs associated with work- and auto-related injuries.

This press release contains certain forwrard-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Compoany's operations, an interruption in its data processing capabilities, operational, financing and strategic risks related to the Company's growth strategy, possible quarterly and annual fluctuations in its operating results, litigation against the Company, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and the dependence of the Company on key management personnel. Additional factors include those described in the Company's Form 10-K filed with the SEC on March 31, 1997 (SEC File No. 02-25856).

                                      # # #

Copyright-C- 1997 by CRA Managed Care, Inc. All rights reserved.


                              Financial Tables Follow...

                             Statement of Operations
                                    (unaudited)


                                           Three Months Ended               Six Months Ended
                                               June 30                          June 30
                                           -------------------              -----------------
                                          1997             1996             1997          1996
                                          ----             ----             ----          ----

REVENUES.............................  $61,130,000    $44,759,000       $115,619,000    $84,984,000

COST OF SERVICES.....................   49,876,000     36,747,000         94,447,000     70,169,000
                                       -----------    -----------       ------------    -----------

     GROSS PROFIT....................   11,254,000      8,012,000         21,172,000     14,815,000

GENERAL & ADMIN EXPENSES.............    4,922,000      3,636,000          9,173,000      6,745,000
                                       -----------    ------------      ------------    -----------

     OPERATING INCOME................    6,332,000      4,376,000         11,999,000      8,070,000

INTEREST EXPENSE, NET................      357,000        331,000            497,000        525,000
                                       -----------    -----------       -------------   -----------

     INCOME BEFORE INCOME TAXES......    5,975,000      4,045,000         11,502,000      7,545,000

PROVISION FOR INCOME TAXES...........    2,629,000      1,678,000          5,061,000      3,131,000
                                       -----------    -----------      -------------    -----------

NET INCOME...........................  $ 3,346,000    $ 2,367,000       $  6,441,000    $ 4,414,000
                                       -----------    -----------      -------------    -----------
                                       -----------    -----------      -------------    -----------

EARNINGS PER SHARE:..................        $0.37          $0.29              $0.71          $0.56
                                             -----          -----              -----          -----
                                             -----          -----              -----          -----

WEIGHTED AVERAGE SHARES
  OUTSTANDING........................    9,081,000      8,150,000         9,092,000       7,850,000
                                       -----------    -----------      ------------     -----------
                                       -----------    -----------      ------------     -----------

                                Consolidated Balance Sheets
                                         (unaudited)

                                                 June 30               December 31
                                                  1997                     1996
                                                 -------               -----------
CURRENT ASSETS:
     Cash and cash equivalents........         $          -             $ 2,596,000
     Accounts receivable, net.........           49,340,000              36,446,000
     Prepaid expenses and prepaid
       taxes..........................              904,000               1,012,000
                                               ------------            ------------
          Total current assets........           50,244,000              40,054,000
PROPERTY AND EQUIPMENT, NET...........           15,392,000               8,890,000
GOODWILL, NET.........................           85,045,000              48,788,000
OTHER ASSETS..........................              242,000                 396,000
                                               ------------            ------------
TOTAL ASSETS..........................         $150,923,000            $ 98,128,000
                                               ------------            ------------
                                               ------------            ------------

CURRENT LIABILITIES:
     Revolving credit facilities......         $ 45,678,000            $  5,700,000
     Current portion of long-term
       debt...........................               24,000                  56,000
     Accounts payable and accrued
       expenses.......................           19,385,000              14,953,000
                                               ------------           -------------
          Total current liabilities...           65,087,000              20,709,000
LONG-TERM DEFERRED TAX LIABILITIES....              841,000                 841,000
STOCKHOLDERS' EQUITY..................           84,995,000              76,578,000
                                               ------------           -------------
TOTAL LIABILITIES AND EQUITY..........         $150,923,000            $ 98,128,000
                                               ------------           -------------
                                               ------------           -------------